UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

AMENDMENT NO. 1

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013

BONDS.COM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, 31st Floor New York, New York 10036
(Address of principal executive offices) (Zip Code)

(212) 257-4062
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Bonds.com Group, Inc., a Delaware corporation (the “Company”) is filing this Amendment No. 1 (this “Amendment”) on Form 8-K/A to the Company’s Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission on July 23, 2013 (the “Original Report”), to disclose the Company’s decision in light of the voting results of the Annual Meeting of Stockholders held on July 17, 2013 (the “Annual Meeting”) as to how frequently the Company will include in its proxy statement an advisory stockholder vote on the compensation of its named executive officers. The Company reported the voting results of the Annual Meeting in the Original Report.

This Amendment should be read in conjunction with the Original Report. Except for the matters disclosed below, this Amendment does not amend the Original Report in any way and does not modify or update any other disclosures contained in the Original Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

With respect to the preferred frequency of an advisory vote on the compensation of the Company’s named executive officers, the Company’s stockholders voted in favor of holding such an advisory vote once every three (3) years. This advisory vote result was consistent with the recommendation made by the Company’s Board of Directors.

After considering such advisory vote result, the Company’s Board of Directors has determined that the Company will hold an advisory vote on executive compensation once every three (3) years. Accordingly, the next advisory vote on the compensation of the Company’s named executive officers will occur at the Company’s Annual Meeting of Stockholders to be held in 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2013

BONDS.COM GROUP, INC.

By:	/s/ John Ryan
Name:	John Ryan
Title:	Chief Financial Officer